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                           MAKER COMMUNICATIONS, INC.
                                   PROXY CARD
        PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS ON MARCH 10, 2000.
            THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned, having received the Notice of Special Meeting of Stockholders and Proxy Statement of Maker Communications, Inc. (the Company) hereby appoint(s) ________________ and ________________, or either of them, proxies for the undersigned, with full power of substitution in each of them, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, Massachusetts 02110 at 10:00 a.m. on March 10, 2000, and at any adjournment or postponement thereof, and thereat to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present, and especially (but without limiting the general authorization and power hereby given) to vote and act as indicated on the reverse.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

The undersigned hereby confer(s) upon said proxies, and each of them, discretionary authority to vote upon any other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

Attendance of the undersigned at said meeting or at any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat his or her intention to vote said shares in person. If a fiduciary capacity is attributed to the undersigned hereon, this proxy will be deemed signed by the undersigned in that capacity. Please Vote, DATE, SIGN on REVERSE AND return promptly in the enclosed POSTAGE-PAID envelope.

Has your address changed?               Do you have any comments?

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                                                         FOR   AGAINST   ABSTAIN
1.       To approve and adopt the Agreement and Plan
         of Merger, dated as of December 18, 1999, by    / /     / /       / /
         and among Conexant Systems, Inc., Merlot
         Acquisition Corp. and Maker Communications,
         Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                                         FOR   AGAINST   ABSTAIN

2.       To merge Maker with and into Merlot
         Acquisition Corp., a wholly-owned subsidiary    / /     / /       / /
         of Conexant, whereby holders of Maker common stock would receive 0.66 of a share of Conexant common stock for each share of Maker common stock .

3.       In their discretion, the proxies are
         authorized to vote upon such other business as may properly come before the Meeting.


RECORD DATE SHARES:




PLEASE DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

Please sign exactly as your name(s) appear(s) on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

               MARK HERE IF YOU              MARK HERE FOR
               PLAN TO ATTEND     / /        ADDRESS CHANGE      / /
               THE MEETING                   AND NOTE BELOW




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Please be sure to sign and date this Proxy.     Date
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------------Shareholder sign here-------------------Co-owner sign here----------

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DETACH CARD                                                          DETACH CARD

      PLEASE VOTE, SIGN, DATE, DETACH AND RETURN THE ABOVE PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE.